UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2021

Myovant Sciences Ltd.
(Exact name of registrant as specified in its charter)

001-37929
(Commission File No.)

Bermuda	98-1343578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor
11-12 St. James’s Square
London
SW1Y 4LB
United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 207 400 3351

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, par value $0.000017727 per share	MYOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial and Accounting Officer

Effective August 12, 2021, Uneek Mehra entered into an Employment Agreement with Myovant Sciences, Inc. (“Myovant”), a wholly-owned subsidiary of Myovant Sciences Ltd. (the “Company”), pursuant to which he will join Myovant on or about September 7, 2021 as Chief Financial and Business Officer and in that role will also serve as the Company’s principal financial and accounting officer.

Uneek Mehra, age 49, has over 25 years of experience in strategy, finance and operations across different industry sectors (banking, technology, biotech and medical device), geographies (U.S., Europe, China and India) and organizations (large public sector companies and small private companies). His most recent role since October 2019 has been as Chief Financial Officer and Corporate Treasurer of PACT Pharma, Inc., an innovative personalized cell therapy company targeting solid cancers.

Prior to PACT, Mr. Mehra was the Chief Financial Officer at Proteus Digital Health from April 2017 to October 2019 where he was responsible for Finance, Tax, Treasury, IT, Facilities and HR. From 2004 to 2017, Mr. Mehra was with Novartis Pharmaceuticals in roles with increasing responsibilities in Commercial & Corporate Finance, Treasury and Business Development & Licensing across the U.S., Switzerland and China. As Chief Financial Officer of the U.S. Integrated Care and Critical Care Business Units, Mr. Mehra supported commercial excellence and success for multiple branded products, notably driving the launch planning and execution of Cosentyx® and Entresto® across prescribers, patients, and market access channels.

Previously, Mr. Mehra worked in senior finance roles with International Business Machines Corporation, a technology company, and Citibank, a financial services company and a division of Citigroup Inc. Mr. Mehra received an M.B.A. in Strategy and Leadership from the International Institute for Management Development or IMD, Lausanne, Switzerland, an M.S. in Finance from the University of Mumbai, India and a B.E. in Electronics from the Birla Institute of Technology & Science, Pilani in India.

The Employment Agreement between Mr. Mehra and Myovant provides, among other things, that Mr. Mehra will: receive an annual base salary of $490,000; be eligible to earn an annual performance bonus with a target bonus amount equal to 45% of his base salary (prorated for the fiscal year ending on March 31, 2022); receive a $200,000 sign-on bonus which is subject to a pro-rated recoupment if Mr. Mehra leaves the Company before 24 months of employment; and receive, on September 15, 2021 under the Company’s 2016 Equity Incentive Plan, an option to purchase the Company’s common shares (with a per-share exercise price equal to the fair market value of a common share on the grant date) and a restricted stock unit for common shares, each of which will have a grant date value of $2,250,000 and vest with respect to 1/4 of the shares covered by the award on the first anniversary of the grant date and 1/16 of the shares covered by the award quarterly thereafter, subject to his continued service until the applicable vesting date.

Under Mr. Mehra’s Employment Agreement, in the event Myovant terminates Mr. Mehra’s employment other than for “cause” or Mr. Mehra resigns his employment for “good reason” (as those terms are defined in the agreement, a “Qualifying Termination”), Mr. Mehra will receive cash severance of 12 months’ base salary, target bonus for the year of termination, 12 months’ healthcare premium coverage, and 25% accelerated vesting of any unvested outstanding equity awards held by him. In addition, in the event of a Qualifying Termination of Mr. Mehra’s employment within three months prior to, or upon or within 18 months after a Change of Control (as that term is defined in the agreement) of Myovant and the Company, Mr. Mehra will also receive 100% vesting of his equity awards, and if his employment is terminated prior to the Change of Control the post-termination exercise period of any options held by him will be extended to three months following the Change of Control. These severance payments are subject to reduction in the event that such a reduction would result in a better after-tax result for Mr. Mehra.

Departure of Principal Financial and Accounting Officer

On August 11, 2021, following a discussion held on August 6, 2021, Myovant and Frank Karbe, President and Chief Financial Officer of Myovant and principal financial and accounting officer of the Company, entered into a Separation Agreement and General Release (the “Separation Agreement”) pursuant to which, among other things, Mr. Karbe will cease to be an officer of Myovant and the Company effective August 12, 2021, and an employee effective August 20, 2021. Under the Separation Agreement, Mr. Karbe will receive cash severance of $540,000 (representing his annual base salary), a fiscal year 2021 bonus of $270,000 (representing his target bonus), a payment of $878,500 related to his outstanding retention awards, up to 12 months’ healthcare premium coverage, and accelerated vesting of 25% of his outstanding unvested equity awards. In addition, the post-termination period during which Mr. Karbe may exercise his vested and outstanding stock options will be extended to six months.

The foregoing description of the Employment Agreement and the Separation Agreement describes the material terms of the agreements in general terms and is incomplete. The agreements will be filed as exhibits to Myovant Sciences Ltd.’s Quarterly Report on Form 10-Q for the fiscal quarter ending on September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myovant Sciences Ltd.

Date:	August 12, 2021	By:	/s/ Matthew Lang
		Name:	Matthew Lang
		Title:	General Counsel and Corporate Secretary